COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION, OR $1.11 PER SHARE

Net Interest Income Increased $15 Million, or 3 Percent, Compared to Fourth Quarter 2016
March Increase in Federal Funds Rate Expected to Add More Than $50 Million to Full-Year 20171

Strong Credit Quality Resulted in a $19 Million Decrease in Provision for Credit Losses

Growth in Efficiency and Revenue Initiative (GEAR Up) Helped Drive Efficiency Ratio to 62 Percent
DALLAS/April 18, 2017 -- Comerica Incorporated (NYSE: CMA) today reported first quarter 2017 net income of $202 million, compared to $164 million for the fourth quarter 2016 and $60 million for the first quarter 2016, increases of 23 percent and 239 percent compared to each respective prior period. Earnings per diluted share were $1.11 for first quarter 2017 compared to 92 cents for fourth quarter 2016 and 34 cents for first quarter 2016. First quarter 2017 results included $24 million of tax benefits from employee stock transactions (13 cents per share), and the $7 million after-tax impact of restructuring charges associated with GEAR Up (4 cents per share).

(dollar amounts in millions, except per share data)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Net interest income	$470		$455		$447
Provision for credit losses	16		35		148
Noninterest income	271		267		244
Noninterest expenses	457	(a)	461	(a)	458
Pre-tax income	268		226		85
Provision for income taxes	66	(b)	62		25
Net income	$202		$164		$60

Net income attributable to common shares	$200		$163		$59

Diluted income per common share	1.11		0.92		0.34

Average diluted shares (in millions)	180		177		176

Return on average assets	1.14%		0.88%		0.35%
Return on average common shareholders' equity	10.42		8.43		3.14
Net interest margin	2.86		2.65		2.81
Efficiency ratio (c)	61.63		63.58		65.99

Common equity Tier 1 capital ratio (d)	11.54		11.09		10.58
Common equity ratio	10.87		10.68		11.08
Tangible common equity ratio (e)	10.07		9.89		10.23

(a)	Included restructuring charge of $11 million (4 cents per share, after tax) in the first quarter 2017 and $20 million (7 cents per share, after tax) in the fourth quarter 2016.

(b)	Included tax benefit of $24 million (13 cents per share) from employee stock transactions.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

(d)	March 31, 2017 ratio is estimated.

(e)	See Reconciliation of Non-GAAP Financial Measures.

1 Estimated based on simulation modeling analysis, assuming a 25 percent deposit beta. Refer to page F-33 of Comerica's 2016 Annual Report for further information.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 2

“The year is off to a good start with first quarter 2017 net income increasing 23 percent over the fourth quarter,” said Ralph W. Babb, Jr., chairman and chief executive officer. “This reflects improved credit quality in our Energy portfolio and a meaningful benefit from higher interest rates, as well as continued execution of our GEAR Up initiatives. Our provision for credit losses declined to $16 million for the quarter primarily due to a drop in criticized Energy loans, particularly in the nonaccrual category. Our net interest income increased 3 percent, benefiting from the recent rise in interest rates partly offset by the impact of two fewer days and lower average loans. A seasonal decline in our Mortgage Banker Finance business and continued reduction in our Energy portfolio drove the decrease in average loans. We saw modest growth in the remainder of our loan book and our pipeline for new and expanded business increased substantially. A decrease in expenses and an increase in fee income demonstrate we are reaping significant expense savings from our enterprise-wide GEAR Up initiative and have begun to implement revenue opportunities to further enhance our profitability and shareholder value. Our success is further apparent in the 10.4 percent return on average equity and 1.14 percent return on average assets for the quarter. Finally, we have been steadily increasing our share buyback and repurchased $105 million under our equity repurchase program, reflecting our solid financial performance and strong capital position.”
First Quarter 2017 Compared to Fourth Quarter 2016
Average total loans decreased $1.0 billion to $47.9 billion.

•
Primarily reflected a decrease of $902 million in Mortgage Banker Finance, resulting from slower home sales due to seasonality and, to a lesser extent, a decrease in refinancing activity due to higher rates. In addition, Energy loans declined $289 million as customers continued to deleverage. These decreases were partially offset by an increase of $144 million in National Dealer Services.

Average total deposits decreased $1.9 billion to $57.8 billion.

•	Primarily driven by a $1.6 billion seasonal decrease in noninterest-bearing deposits.

•	The largest declines were in Corporate Banking and Technology and Life Sciences.
Net interest income increased $15 million to $470 million, and the net interest margin increased 21 basis points to 2.86 percent.

•	Primarily due to a benefit of approximately $24 million from increasing short-term rates, partially offset by two fewer days in first quarter 2017.
Provision for credit losses decreased $19 million to $16 million.

•	Net credit-related charge-offs were $33 million, or 0.28 percent of average loans. Energy net credit-related charge-offs were $13 million.

•	Total criticized loans declined $220 million, including a $283 million decline in criticized Energy loans.

•	The allowance for loan losses was $708 million, or 1.47 percent of total loans. The reserve allocation for Energy decreased to approximately 7 percent of loans in the Energy business line.
Noninterest income increased $4 million to $271 million.

•	Primarily reflected increases in service charges on deposit accounts, investment banking fees and fiduciary income, partially offset by a decrease in card fees.
Noninterest expenses decreased $4 million to $457 million.

•	Restructuring charges declined $9 million to $11 million.

•
Excluding restructuring charges, noninterest expenses increased $5 million, primarily due to a seasonal increase in salaries and benefits expense and the impact of fourth quarter gains on the early termination of certain leveraged lease transactions that were not repeated. These increases were partially offset by a favorable litigation-related settlement in first quarter 2017, a typical first quarter decrease in advertising expense, and decreases in most of the remaining expense categories, partly due to the continued execution of GEAR Up.

Provision for income taxes increased $4 million to $66 million.

•	Primarily due to an increase in pretax earnings.

•
Mostly offset by a $24 million tax benefit from employee stock transactions. Beginning January 1, 2017, tax impacts from employee stock transactions are recognized in the provision for income taxes rather than directly in equity as previously recorded.

•	Fourth quarter 2016 included a $5 million tax benefit from the early termination of certain leveraged lease transactions.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 3

Capital position remained solid at March 31, 2017.

•	Returned a total of $147 million to shareholders, including dividends and the repurchase of $105 million of common stock (1.5 million shares) under the equity repurchase program.

•
Share count increased 4.1 million (2.4 million, net of repurchases noted above) due to warrant and employee option exercises, largely the result of the higher share price, as well as vesting of employee stock grants. The increase in share count, together with increased dilution from share equivalents (also due to the higher share price) resulted in the increase in average diluted shares.

First Quarter 2017 Compared to First Quarter 2016
Average total loans decreased $492 million.

•
Excluding a $976 million decline in Energy, average loans increased $484 million, primarily reflecting increases in Commercial Real Estate and National Dealer Services, partially offset by a decrease in general Middle Market.

Average total deposits increased $1.1 billion.

•	Reflected an increase of $2.4 billion in noninterest-bearing deposits, partially offset by a decrease of $1.3 billion in interest-bearing deposits.
Net interest income increased $23 million.

•	Primarily due to increased short-term rates, partially offset by 1 fewer day in first quarter 2017.
Provision for credit losses decreased $132 million.

•	Primarily due to an increase in reserves allocated to Energy loans recorded in the first quarter 2016 and improvements in credit quality in the portfolio.
Noninterest income increased $27 million.

•
Excluding an $8 million increase in deferred compensation asset returns, noninterest income increased $19 million, primarily reflecting increases in card fees, fiduciary income and service charges on deposits accounts.

Noninterest expenses decreased $1 million.

•
Noninterest expenses decreased $20 million excluding first quarter 2017 restructuring charges of $11 million and an $8 million increase in deferred compensation expense. This primarily reflected a decrease in salaries and benefits driven by the GEAR Up initiative, partially offset by an increase in outside processing fees tied to revenue-generating activities.

Provision for income taxes increased $41 million.

•	Driven by higher pre-tax earnings, partially offset by the $24 million tax benefit from employee stock transactions as discussed above.
Net Interest Income

(dollar amounts in millions)	1st Qtr '17	4th Qtr '16	1st Qtr '16
Net interest income	$470	$455	$447

Net interest margin	2.86%	2.65%	2.81%

Selected average balances:
Total earning assets	$66,648	$68,774	$64,123
Total loans	47,900	48,915	48,392
Total investment securities	12,198	12,329	12,357
Federal Reserve Bank deposits	6,249	7,245	3,071

Total deposits	57,779	59,645	56,708
Total noninterest-bearing deposits	30,459	32,091	28,052
Medium- and long-term debt	5,157	5,578	3,093

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 4

Net interest income increased $15 million to $470 million in the first quarter 2017, compared to the fourth quarter 2016.

•
Interest on loans increased $9 million, primarily reflecting the benefit from increasing short-term rates (+$23 million) and a fourth quarter negative residual value adjustment to assets in the leasing portfolio that was not repeated (+$2 million), partially offset by the impact of a decrease in average loan balances (-$8 million) and two fewer days (-$8 million).

•
Interest on short-term investments increased $3 million due to increases in the Federal Funds rate (+$4 million), partially offset by a decrease in average Federal Reserve Bank deposit balances (-$1 million).

•	Interest expense on debt decreased $2 million, primarily due to the maturity of $650 million of debt during the fourth quarter 2016, partially offset by the impact of increased rates.
The net interest margin of 2.86 percent increased 21 basis points compared to the fourth quarter 2016, primarily due to higher loan yields (+17 basis points), a decrease in lower-yielding average Federal Reserve Bank deposit balances (+3 basis points) and lower debt expense (+1 basis point).
Credit Quality
“Credit quality remained strong with net charge-offs of 28 basis points and a reduction in criticized loans of over $200 million,” said Babb. “Energy criticized loans decreased $283 million, including a $62 million decrease in nonaccrual loans. Based on the continued improvement in credit metrics, we modestly reduced our reserve allocated to Energy loans to about 7 percent of Energy outstandings and our allowance for credit losses for our entire portfolio declined by $17 million. The lower net charge-offs coupled with the reduced reserves resulted in a $19 million decline in the provision, to $16 million in the first quarter. Assuming stable energy prices, we expect our strong credit metrics to persist for the remainder of the year. Therefore, our outlook is slightly better than what we had previously indicated.  We now expect the provision for credit losses for the full year to be between 20 and 30 basis points of total loans.”

(dollar amounts in millions)	1st Qtr '17	4th Qtr '16	1st Qtr '16
Credit-related charge-offs	$44	$48	$83
Recoveries	11	12	25
Net credit-related charge-offs	33	36	58
Net credit-related charge-offs/Average total loans	0.28%	0.29%	0.49%

Provision for credit losses	$16	$35	$148

Nonperforming loans	529	590	689
Nonperforming assets (NPAs)	545	607	714
NPAs/Total loans and foreclosed property	1.13%	1.24%	1.45%

Loans past due 90 days or more and still accruing	$23	$19	$13

Allowance for loan losses	708	730	724
Allowance for credit losses on lending-related commitments (a)	46	41	46
Total allowance for credit losses	754	771	770

Allowance for loan losses/Period-end total loans	1.47%	1.49%	1.47%
Allowance for loan losses/Nonperforming loans	134	124	105

(a)	Included in "Accrued expenses and other liabilities" on the consolidated balance sheets.

•	Energy business line loans were $2.0 billion at March 31, 2017 compared to $2.3 billion at December 31, 2016.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 5

◦	Criticized Energy loans decreased $283 million, to $871 million.

◦	Energy net charge-offs were $13 million, compared to $15 million in the fourth quarter 2016.

◦	The reserve allocation for loans in the Energy business line declined to approximately 7 percent at March 31, 2017.

•
Net charge-offs decreased $3 million to $33 million, or 0.28 percent of average loans, in the first quarter 2017, compared to $36 million, or 0.29 percent, in the fourth quarter 2016. Aside from Energy, net charge-offs were $20 million, or 18 basis points, for the remainder of the portfolio.

•
Criticized loans decreased $220 million to $2.6 billion at March 31, 2017, compared to $2.9 billion at December 31, 2016. Criticized loans are generally consistent with the Special Mention, Substandard and Doubtful categories defined by regulatory authorities.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 6

Full-Year 2017 Outlook
Management expectations for 2017, compared to 2016, assuming a continuation of the current economic and low rate environment as well as contributions from the GEAR Up initiative of $30 million in revenue and $125 million in expense savings, are as follows:

•	Growth in average loans of 1-2 percent. Excluding Mortgage Banker Finance and Energy, loan growth of 3-4 percent, reflecting increases in the remaining lines of business.

•
Net interest income higher, reflecting the benefits from the rate increases in December 2016 ($85 million; no deposit beta) and March 2017 (more than $50 million for the remainder of 2017; 25 percent deposit beta), loan growth and debt maturities.

•	Provision for credit losses lower, with continued solid performance of the overall portfolio.

◦	Provision of 20-30 basis points and net charge-offs in line with the first quarter 2017.

•
Noninterest income higher, with the execution of GEAR Up opportunities of $30 million, modest growth in treasury management and card fees, as well as wealth management products such as fiduciary and brokerage services.

◦	Increase of 4-6 percent.

•
Noninterest expenses lower, reflecting lower restructuring charges and an additional $125 million in GEAR Up savings, relative to 2016 GEAR Up savings of more than $25 million. Outside processing is expected to increase in line with growing revenue. Headwinds include increased technology costs and typical inflationary pressure. The gains of $13 million in 2016 from early terminations of certain leveraged lease transactions are not expected to repeat.

◦	Restructuring charges of $25 million to $50 million, compared to $93 million in 2016.

◦	Remaining noninterest expenses 1-2 percent lower.

◦	Decrease of 4-5 percent including restructuring charges.

•	Income tax expense to approximate 31 percent of pre-tax income, reflecting 33 percent for the remaining quarters assuming no further tax impact from employee stock transactions.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 7

Business Segments
Comerica's operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank and Wealth Management. The Finance Division is also reported as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at March 31, 2017. The accompanying narrative addresses first quarter 2017 results compared to fourth quarter 2016.
The following table presents net income (loss) by business segment.

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Business Bank	$177	84%	$205	92%	$92	74%
Retail Bank	11	5	(4)	(2)	11	9
Wealth Management	23	11	22	10	21	17
	211	100%	223	100%	124	100%
Finance	(35)		(60)		(63)
Other (a)	26		1		(1)
Total	$202		$164		$60
(a) Includes the first quarter 2017 tax benefit of $24 million from employee stock transactions and items not directly associated with the three major business segments or the Finance Division.
Business Bank

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Net interest income	$332		$354		$357
Provision for credit losses	10		17		151
Noninterest income	144		146		136
Noninterest expenses	197	(a)	196	(a)	206
Net income	177		205		92

Net credit-related charge-offs	30		33		57

Selected average balances:
Assets	38,091		39,220		39,166
Loans	36,754		37,893		37,561
Deposits	29,648		31,221		29,114

(a)	Included restructuring charges of $6 million in the first quarter 2017 and $7 million in the fourth quarter 2016.

•	Average loans decreased $1.1 billion, primarily reflecting decreases in Mortgage Banker Finance and Energy, partially offset by an increase in National Dealer Services.

•	Average deposits decreased $1.6 billion, primarily reflecting decreases in Corporate Banking and Technology and Life Sciences.

•	Net interest income decreased $22 million, primarily reflecting a decrease in average loan balances, a decrease in average deposits earning funds transfer pricing (FTP) credits and two fewer days.

•
The provision for credit losses decreased $7 million, primarily reflecting decreases in Energy and Commercial Real Estate, partially offset by increases in general Middle Market and Technology and Life Sciences.

•
Noninterest income decreased $2 million, primarily due to decreases in warrant income, commercial lending fees (primarily syndication agent fees) and card income, mostly offset by increases in service charges on deposit accounts and investment banking income.

•
Noninterest expenses increased $1 million, primarily reflecting the impact of fourth quarter gains on the early termination of certain leveraged lease transactions that were not repeated and a seasonal increase in salaries and benefits expense, largely offset by a favorable litigation-related settlement and decreases in most remaining expense categories.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 8

Retail Bank

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Net interest income	$160		$155		$155
Provision for credit losses	12		22		3
Noninterest income	48		48		44
Noninterest expenses	179	(a)	188	(a)	180
Net income (loss)	11		(4)		11

Net credit-related charge-offs	5		5		2

Selected average balances:
Assets	6,525		6,559		6,544
Loans	5,895		5,906		5,867
Deposits	23,795		23,915		23,111

(a)	Included restructuring charges of $4 million in the first quarter 2017 and $11 million in the fourth quarter 2016.

•	Average deposits decreased $120 million, primarily reflecting a decrease in Small Business.

•	Net interest income increased $5 million, primarily due to an increase in net FTP funding credits, largely due to an increase in the average deposit crediting rate, partially offset by two fewer days.

•	The provision for credit losses decreased $10 million, primarily due to a decrease in Small Business.

•	Noninterest expenses decreased $9 million, primarily reflecting a $7 million decrease in restructuring charges and a decrease in salaries and benefits expense.
Wealth Management

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Net interest income	$41		$41		$43
Provision for credit losses	(1)		(1)		(5)
Noninterest income	64		62		58
Noninterest expenses	70	(a)	72	(a)	73
Net income	23		22		21

Net credit-related recoveries	(2)		(2)		(1)

Selected average balances:
Assets	5,406		5,268		5,162
Loans	5,251		5,116		4,964
Deposits	3,978		4,092		4,171

(a)	Included restructuring charges of $1 million in the first quarter 2017 and $2 million in the fourth quarter 2016.

•	Average loans increased $135 million, primarily reflecting an increase in Private Banking.

•	Average deposits decreased $114 million, primarily reflecting decreases in money market and checking deposits.

•	Noninterest income increased $2 million, primarily due to a increase in fiduciary income.

•	Noninterest expenses decreased $2 million, primarily reflecting a $1 million decrease in restructuring charges.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 9

Geographic Market Segments
Comerica also provides market segment results for three primary geographic markets: Michigan, California and Texas. In addition to the three primary geographic markets, Other Markets is also reported as a market segment. Other Markets includes Florida, Arizona, the International Finance division and businesses that have a significant presence outside of the three primary geographic markets. The tables below present the geographic market results based on the methodologies in effect at March 31, 2017.
The following table presents net income (loss) by market segment.

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Michigan	$68	32%	$69	31%	$70	57%
California	59	28	74	33	72	58
Texas	38	18	22	10	(77)	(63)
Other Markets	46	22	58	26	59	48
	211	100%	223	100%	124	100%
Finance & Other (a)	(9)		(59)		(64)
Total	$202		$164		$60
(a) Includes the first quarter 2017 tax benefit of $24 million from employee stock transactions and items not directly associated with the geographic markets.

•
Average loans decreased $270 million in Texas, primarily due to a decrease in Energy, and $146 million in California, primarily due to a decrease in Technology and Life Sciences. These decreases were partially offset by an increase of $208 million in Michigan, primarily reflecting increases in Corporate Banking and National Dealer Services. The $902 million decrease in Mortgage Banker Finance was reflected in an $807 million decrease in average loans in Other Markets.

•
Average deposits decreased $1.2 billion in California and $273 million in Texas, and increased $154 million in Michigan. The decreases in California and Texas reflected declines in most lines of business, with the largest declines in Corporate Banking and Technology and Life Sciences in California, and Energy in Texas. The increase in Michigan was primarily due to an increase in general Middle Market deposits.

•
Net interest income decreased $10 million and $2 million in California and Texas, respectively, and increased $4 million in Michigan. The changes in all markets primarily reflected the impact of changes in average deposits earning FTP credits and two fewer days.

•
The provision for credit losses decreased $35 million and $2 million in Texas and Michigan, respectively, and increased $9 million in California. Net charge-offs decreased $8 million in Texas and $6 million in Michigan, and increased $9 million in California.

•
Noninterest expenses decreased $5 million in California, and increased $2 million and $1 million in Texas and Michigan, respectively. The changes in noninterest expenses included decreases in restructuring charges of $1 million each in California and Texas, and $2 million in Michigan. Excluding restructuring charges, the increase in Michigan primarily reflected gains on the early termination of certain leverage lease transactions in the fourth quarter that were not repeated.

Michigan Market

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Net interest income	$170		$166		$174
Provision for credit losses	(2)		—		(6)
Noninterest income	83		81		76
Noninterest expenses	150	(a)	149	(a)	151
Net income	68		69		70

Net credit-related charge-offs (recoveries)	(3)		3		5

Selected average balances:
Assets	13,413		13,175		13,402
Loans	12,746		12,538		12,774
Deposits	22,184		22,030		21,696

(a)	Included restructuring charges of $2 million in the first quarter 2017 and $4 million in the fourth quarter 2016.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 10

California Market

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Net interest income	$171		$181		$175
Provision for credit losses	21		12		(6)
Noninterest income	41		41		38
Noninterest expenses	96	(a)	101	(a)	104
Net income	59		74		72

Net credit-related charge-offs	10		1		8

Selected average balances:
Assets	17,799		17,946		17,541
Loans	17,520		17,666		17,283
Deposits	17,209		18,359		16,654

(a)	Included restructuring charges of $3 million in the first quarter 2017 and $4 million in the fourth quarter 2016.
Texas Market

(dollar amounts in millions)	1st Qtr '17		4th Qtr '16		1st Qtr '16
Net interest income	$113		$115		$121
Provision for credit losses	(9)		26		169
Noninterest income	32		34		30
Noninterest expenses	94	(a)	92	(a)	100
Net income (loss)	38		22		(77)

Net credit-related charge-offs	22		30		47

Selected average balances:
Assets	10,555		10,810		11,295
Loans	10,111		10,381		10,763
Deposits	10,113		10,386		10,374

(a)	Included restructuring charges of $5 million in the first quarter 2017 and $6 million in the fourth quarter 2016.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 11

Conference Call and Webcast
Comerica will host a conference call to review first quarter 2017 financial results at 7 a.m. CT Tuesday, April 18, 2017. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 82967679). The call and supplemental financial information can also be accessed via Comerica's "Investor Relations" page at www.comerica.com. A replay of the Webcast can be accessed via Comerica's “Investor Relations” page at www.comerica.com.
Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: The Business Bank, The Retail Bank and Wealth Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.
This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica's results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as a reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

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COMERICA REPORTS FIRST QUARTER 2017 NET INCOME OF $202 MILLION - 12

Forward-looking Statements
Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “contemplates,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “opportunity,” “initiative,” “outcome,” “continue,” “remain,” “maintain,” “on course,” “trend,” “objective,” “looks forward,” “projects,” “models” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica's management based on information known to Comerica's management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica's management for future or past operations, products or services, including the GEAR Up initiative, and forecasts of Comerica's revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries as well as estimates of the economic benefits of the GEAR Up initiative, estimates of credit trends and global stability. Such statements reflect the view of Comerica's management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica's actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in general economic, political or industry conditions; changes in monetary and fiscal policies, including changes in interest rates; whether Comerica may achieve opportunities for revenue enhancements and efficiency improvements under the GEAR Up initiative, or changes in the scope or assumptions underlying the GEAR Up initiative; Comerica's ability to maintain adequate sources of funding and liquidity; the effects of more stringent capital or liquidity requirements; declines or other changes in the businesses or industries of Comerica's customers, in particular the energy industry; unfavorable developments concerning credit quality; operational difficulties, failure of technology infrastructure or information security incidents; changes in regulation or oversight; reliance on other companies to provide certain key components of business infrastructure; changes in the financial markets, including fluctuations in interest rates and their impact on deposit pricing; reductions in Comerica's credit rating; the interdependence of financial service companies; the implementation of Comerica's strategies and business initiatives; damage to Comerica's reputation; Comerica's ability to utilize technology to efficiently and effectively develop, market and deliver new products and services; competitive product and pricing pressures among financial institutions within Comerica's markets; changes in customer behavior; any future strategic acquisitions or divestitures; management's ability to maintain and expand customer relationships; management's ability to retain key officers and employees; the impact of legal and regulatory proceedings or determinations; the effectiveness of methods of reducing risk exposures; the effects of terrorist activities and other hostilities; the effects of catastrophic events including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods; potential legislative, administrative or judicial changes or interpretations related to the tax treatment of corporations; changes in accounting standards and the critical nature of Comerica's accounting policies. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 12 of Comerica's Annual Report on Form 10-K for the year ended December 31, 2016. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Chelsea R. Smith
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31,	December 31,	March 31,
(in millions, except per share data)	2017	2016	2016
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income	$1.11	$0.92	$0.34
Cash dividends declared	0.23	0.23	0.21

Average diluted shares (in thousands)	180,353	177,457	176,055
KEY RATIOS
Return on average common shareholders' equity	10.42%	8.43%	3.14%
Return on average assets	1.14	0.88	0.35
Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.54	11.09	10.58
Total risk-based capital ratio (a)	13.80	13.27	12.84
Leverage ratio (a)	10.67	10.18	10.60
Common equity ratio	10.87	10.68	11.08
Tangible common equity ratio (b)	10.07	9.89	10.23
AVERAGE BALANCES
Commercial loans	$29,694	$30,792	$30,814
Real estate construction loans	2,958	2,837	2,114
Commercial mortgage loans	8,977	8,918	8,961
Lease financing	570	619	726
International loans	1,210	1,303	1,419
Residential mortgage loans	1,963	1,923	1,892
Consumer loans	2,528	2,523	2,466
Total loans	47,900	48,915	48,392

Earning assets	66,648	68,774	64,123
Total assets	71,819	74,126	69,228

Noninterest-bearing deposits	30,459	32,091	28,052
Interest-bearing deposits	27,320	27,554	28,656
Total deposits	57,779	59,645	56,708

Common shareholders' equity	7,865	7,734	7,632
NET INTEREST INCOME
Net interest income	$470	$455	$447
Net interest margin (fully taxable equivalent)	2.86%	2.65%	2.81%
CREDIT QUALITY
Total nonperforming assets	$545	$607	$714

Loans past due 90 days or more and still accruing	23	19	13

Net credit-related charge-offs	33	36	58

Allowance for loan losses	708	730	724
Allowance for credit losses on lending-related commitments	46	41	46
Total allowance for credit losses	754	771	770

Allowance for loan losses as a percentage of total loans	1.47%	1.49%	1.47%
Net credit-related charge-offs as a percentage of average total loans	0.28	0.29	0.49
Nonperforming assets as a percentage of total loans and foreclosed property	1.13	1.24	1.45
Allowance for loan losses as a percentage of total nonperforming loans	134	124	105

(a)	March 31, 2017 ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED BALANCE SHEETS
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	March 31,
(in millions, except share data)	2017	2016	2016
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$1,176	$1,249	$977

Interest-bearing deposits with banks	7,143	5,969	2,025
Other short-term investments	92	92	94

Investment securities available-for-sale	10,830	10,787	10,607
Investment securities held-to-maturity	1,508	1,582	1,907

Commercial loans	30,215	30,994	31,562
Real estate construction loans	2,930	2,869	2,290
Commercial mortgage loans	9,021	8,931	8,982
Lease financing	550	572	731
International loans	1,106	1,258	1,455
Residential mortgage loans	1,944	1,942	1,874
Consumer loans	2,537	2,522	2,483
Total loans	48,303	49,088	49,377
Less allowance for loan losses	(708)	(730)	(724)
Net loans	47,595	48,358	48,653

Premises and equipment	488	501	541
Accrued income and other assets	4,144	4,440	4,203
Total assets	$72,976	$72,978	$69,007

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest-bearing deposits	$31,892	$31,540	$28,025

Money market and interest-bearing checking deposits	22,177	22,556	22,872
Savings deposits	2,138	2,064	2,006
Customer certificates of deposit	2,597	2,806	3,401
Foreign office time deposits	59	19	47
Total interest-bearing deposits	26,971	27,445	28,326
Total deposits	58,863	58,985	56,351

Short-term borrowings	41	25	514
Accrued expenses and other liabilities	989	1,012	1,389
Medium- and long-term debt	5,153	5,160	3,109
Total liabilities	65,046	65,182	61,363

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,106	2,135	2,158
Accumulated other comprehensive loss	(379)	(383)	(328)
Retained earnings	7,431	7,331	7,097
Less cost of common stock in treasury - 50,732,795 shares at 3/31/17, 52,851,156 shares at 12/31/16, and 53,086,733 shares at 3/31/16	(2,369)	(2,428)	(2,424)
Total shareholders' equity	7,930	7,796	7,644
Total liabilities and shareholders' equity	$72,976	$72,978	$69,007

CONSOLIDATED QUARTERLY STATEMENTS OF COMPREHENSIVE INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	First	Fourth	Third	Second	First	First Quarter 2017
	Quarter	Quarter	Quarter	Quarter	Quarter	Fourth Quarter 2016		First Quarter 2016
(in millions, except per share data)	2017	2016	2016	2016	2016	Amount	Percent	Amount	Percent
INTEREST INCOME
Interest and fees on loans	$421	$412	$411	$406	$406	$9	2%	$15	4%
Interest on investment securities	62	62	61	62	62	—	—	—	—
Interest on short-term investments	13	10	8	5	4	3	35	9	n/m
Total interest income	496	484	480	473	472	12	3	24	5
INTEREST EXPENSE
Interest on deposits	9	10	10	10	10	(1)	(2)	(1)	(5)
Interest on medium- and long-term debt	17	19	20	18	15	(2)	(9)	2	11
Total interest expense	26	29	30	28	25	(3)	(6)	1	3
Net interest income	470	455	450	445	447	15	3	23	5
Provision for credit losses	16	35	16	49	148	(19)	(55)	(132)	(89)
Net interest income after provision for credit losses	454	420	434	396	299	34	8	155	52
NONINTEREST INCOME
Card fees	77	79	76	76	72	(2)	(3)	5	6
Service charges on deposit accounts	58	54	55	55	55	4	7	3	4
Fiduciary income	49	48	47	49	46	1	4	3	7
Commercial lending fees	20	21	26	22	20	(1)	(7)	—	—
Letter of credit fees	12	12	12	13	13	—	—	(1)	(4)
Bank-owned life insurance	10	12	12	9	9	(2)	(12)	1	11
Foreign exchange income	11	11	10	11	10	—	—	1	6
Brokerage fees	5	5	5	5	4	—	—	1	41
Net securities losses	—	(2)	—	(1)	(2)	2	84	2	88
Other noninterest income	29	27	29	29	17	2	9	12	72
Total noninterest income	271	267	272	268	244	4	2	27	11
NONINTEREST EXPENSES
Salaries and benefits expense	233	219	247	247	248	14	7	(15)	(6)
Outside processing fee expense	87	89	86	83	78	(2)	(2)	9	12
Net occupancy expense	38	40	40	39	38	(2)	(6)	—	—
Equipment expense	11	13	13	14	13	(2)	(12)	(2)	(12)
Restructuring charges	11	20	20	53	—	(9)	(48)	11	n/m
Software expense	29	29	31	30	29	—	—	—	—
FDIC insurance expense	13	15	14	14	11	(2)	(13)	2	14
Advertising expense	4	6	5	6	4	(2)	(26)	—	—
Litigation-related expense	(2)	1	—	—	—	(3)	n/m	(2)	n/m
Other noninterest expenses	33	29	37	32	37	4	12	(4)	(14)
Total noninterest expenses	457	461	493	518	458	(4)	(1)	(1)	—
Income before income taxes	268	226	213	146	85	42	18	183	n/m
Provision for income taxes	66	62	64	42	25	4	6	41	n/m
NET INCOME	202	164	149	104	60	38	23	142	n/m
Less income allocated to participating securities	2	1	1	1	1	1	4	1	n/m
Net income attributable to common shares	$200	$163	$148	$103	$59	$37	23%	$141	n/m%
Earnings per common share:
Basic	$1.15	$0.95	$0.87	$0.60	$0.34	$0.20	21%	$0.81	n/m%
Diluted	1.11	0.92	0.84	0.58	0.34	0.19	21	0.77	n/m

Comprehensive income	206	73	152	137	161	133	n/m	45	28

Cash dividends declared on common stock	42	40	40	38	37	2	7	5	12
Cash dividends declared per common share	0.23	0.23	0.23	0.22	0.21	—	—	0.02	10
n/m - not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)
Comerica Incorporated and Subsidiaries

	2017	2016
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$730	$727	$729	$724	$634

Loan charge-offs:
Commercial	38	37	24	48	72
Commercial mortgage	1	1	2	—	—
International	3	8	8	4	3
Consumer	2	2	1	2	2
Total loan charge-offs	44	48	35	54	77

Recoveries on loans previously charged-off:
Commercial	7	7	15	9	12
Commercial mortgage	2	3	3	2	12
Residential mortgage	—	1	—	—	—
Consumer	2	1	1	1	1
Total recoveries	11	12	19	12	25
Net loan charge-offs	33	36	16	42	52
Provision for loan losses	11	39	14	47	141
Foreign currency translation adjustment	—	—	—	—	1
Balance at end of period	$708	$730	$727	$729	$724

Allowance for loan losses as a percentage of total loans	1.47%	1.49%	1.48%	1.45%	1.47%

Net loan charge-offs as a percentage of average total loans	0.28	0.29	0.13	0.34	0.43

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)
Comerica Incorporated and Subsidiaries

	2017	2016
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

Balance at beginning of period	$41	$45	$43	$46	$45
Charge-offs on lending-related commitments (a)	—	—	—	(5)	(6)
Provision for credit losses on lending-related commitments	5	(4)	2	2	7
Balance at end of period	$46	$41	$45	$53	$46

Unfunded lending-related commitments sold	$—	$—	$—	$12	$11

(a)	Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS (unaudited)
Comerica Incorporated and Subsidiaries

	2017	2016
(in millions)	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Business loans:
Commercial	$400	$445	$508	$482	$547
Commercial mortgage	41	46	44	44	47
Lease financing	6	6	6	6	6
International	8	14	19	18	27
Total nonaccrual business loans	455	511	577	550	627
Retail loans:
Residential mortgage	39	39	23	26	26
Consumer:
Home equity	26	28	27	28	27
Other consumer	1	4	4	1	1
Total consumer	27	32	31	29	28
Total nonaccrual retail loans	66	71	54	55	54
Total nonaccrual loans	521	582	631	605	681
Reduced-rate loans	8	8	8	8	8
Total nonperforming loans	529	590	639	613	689
Foreclosed property	16	17	21	22	25
Total nonperforming assets	$545	$607	$660	$635	$714

Nonperforming loans as a percentage of total loans	1.10%	1.20%	1.30%	1.22%	1.40%
Nonperforming assets as a percentage of total loans and foreclosed property	1.13	1.24	1.34	1.26	1.45
Allowance for loan losses as a percentage of total nonperforming loans	134	124	114	119	105
Loans past due 90 days or more and still accruing	$23	$19	$48	$35	$13

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$582	$631	$605	$681	$367
Loans transferred to nonaccrual (a)	104	60	105	107	446
Nonaccrual business loan gross charge-offs (b)	(42)	(46)	(34)	(52)	(75)
Nonaccrual business loans sold	(8)	(10)	(2)	(40)	(21)
Payments/Other (c)	(115)	(53)	(43)	(91)	(36)
Nonaccrual loans at end of period	$521	$582	$631	$605	$681
(a) Based on an analysis of nonaccrual loans with book balances greater than $2 million.
(b) Analysis of gross loan charge-offs:
Nonaccrual business loans	$42	$46	$34	$52	$75
Consumer and residential mortgage loans	2	2	1	2	2
Total gross loan charge-offs	$44	$48	$35	$54	$77
(c) Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (unaudited)
Comerica Incorporated and Subsidiaries

	Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)	Balance	Interest	Rate (a)

Commercial loans	$29,694	$256	3.51%	$30,792	$255	3.30%	$30,814	$249	3.25%
Real estate construction loans	2,958	28	3.82	2,837	26	3.65	2,114	19	3.66
Commercial mortgage loans	8,977	83	3.73	8,918	78	3.49	8,961	80	3.59
Lease financing	570	5	3.30	619	3	1.95	726	6	3.33
International loans	1,210	11	3.77	1,303	12	3.70	1,419	13	3.65
Residential mortgage loans	1,963	17	3.57	1,923	17	3.60	1,892	19	3.94
Consumer loans	2,528	21	3.42	2,523	21	3.28	2,466	20	3.33
Total loans	47,900	421	3.57	48,915	412	3.36	48,392	406	3.38

Mortgage-backed securities (b)	9,306	51	2.14	9,386	51	2.16	9,356	51	2.22
Other investment securities	2,892	11	1.60	2,943	11	1.54	3,001	11	1.50
Total investment securities (b)	12,198	62	2.02	12,329	62	2.01	12,357	62	2.05

Interest-bearing deposits with banks	6,458	13	0.83	7,438	10	0.52	3,265	4	0.50
Other short-term investments	92	—	0.67	92	—	0.47	109	—	0.93
Total earning assets	66,648	496	3.02	68,774	484	2.81	64,123	472	2.97

Cash and due from banks	1,180			1,290			1,068
Allowance for loan losses	(741)			(740)			(680)
Accrued income and other assets	4,732			4,802			4,717
Total assets	$71,819			$74,126			$69,228

Money market and interest-bearing checking deposits	$22,477	7	0.12	$22,585	7	0.12	$23,193	6	0.11
Savings deposits	2,085	—	0.02	2,064	—	0.02	1,936	—	0.02
Customer certificates of deposit	2,715	2	0.38	2,878	3	0.39	3,477	4	0.40
Foreign office time deposits	43	—	0.49	27	—	0.36	50	—	0.33
Total interest-bearing deposits	27,320	9	0.14	27,554	10	0.14	28,656	10	0.14

Short-term borrowings	22	—	0.73	13	—	0.50	365	—	0.45
Medium- and long-term debt	5,157	17	1.30	5,578	19	1.30	3,093	15	1.94
Total interest-bearing sources	32,499	26	0.33	33,145	29	0.33	32,114	25	0.32

Noninterest-bearing deposits	30,459			32,091			28,052
Accrued expenses and other liabilities	996			1,156			1,430
Total shareholders' equity	7,865			7,734			7,632
Total liabilities and shareholders' equity	$71,819			$74,126			$69,228

Net interest income/rate spread		$470	2.69		$455	2.48		$447	2.65

Impact of net noninterest-bearing sources of funds			0.17			0.17			0.16
Net interest margin (as a percentage of average earning assets)			2.86%			2.65%			2.81%

(a)	Fully taxable equivalent.

(b)	Includes investment securities available-for-sale and investment securities held-to-maturity.

CONSOLIDATED STATISTICAL DATA (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(in millions, except per share data)	2017	2016	2016	2016	2016

Commercial loans:
Floor plan	$4,191	$4,269	$3,778	$4,120	$3,902
Other	26,024	26,725	27,374	28,240	27,660
Total commercial loans	30,215	30,994	31,152	32,360	31,562
Real estate construction loans	2,930	2,869	2,743	2,553	2,290
Commercial mortgage loans	9,021	8,931	9,013	9,038	8,982
Lease financing	550	572	648	684	731
International loans	1,106	1,258	1,303	1,365	1,455
Residential mortgage loans	1,944	1,942	1,874	1,856	1,874
Consumer loans:
Home equity	1,790	1,800	1,792	1,779	1,738
Other consumer	747	722	749	745	745
Total consumer loans	2,537	2,522	2,541	2,524	2,483
Total loans	$48,303	$49,088	$49,274	$50,380	$49,377

Goodwill	$635	$635	$635	$635	$635
Core deposit intangible	7	7	8	9	9
Other intangibles	3	3	3	3	4

Common equity tier 1 capital (a)	7,667	7,540	7,378	7,346	7,331
Risk-weighted assets (a)	66,449	67,966	69,018	70,056	69,319

Common equity tier 1 and tier 1 risk-based capital ratio (a)	11.54%	11.09%	10.69%	10.49%	10.58%
Total risk-based capital ratio (a)	13.80	13.27	12.84	12.74	12.84
Leverage ratio (a)	10.67	10.18	10.14	10.39	10.60
Common equity ratio	10.87	10.68	10.42	10.79	11.08
Tangible common equity ratio (b)	10.07	9.89	9.64	9.98	10.23

Common shareholders' equity per share of common stock	$44.69	$44.47	$44.91	$44.24	$43.66
Tangible common equity per share of common stock (b)	41.05	40.79	41.15	40.52	39.96
Market value per share for the quarter:
High	75.00	70.44	47.81	47.55	41.74
Low	64.27	46.75	38.39	36.27	30.48
Close	68.58	68.11	47.32	41.13	37.87

Quarterly ratios:
Return on average common shareholders' equity	10.42%	8.43%	7.76%	5.47%	3.14%
Return on average assets	1.14	0.88	0.82	0.59	0.35
Efficiency ratio (c)	61.63	63.58	68.15	72.43	65.99

Number of banking centers	458	458	473	473	477

Number of employees - full time equivalent	8,044	7,960	8,476	8,792	8,869

(a)	March 31, 2017 amounts and ratios are estimated.

(b)	See Reconciliation of Non-GAAP Financial Measures.

(c)	Noninterest expenses as a percentage of the sum of net interest income (FTE) and noninterest income excluding net securities gains (losses).

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)
Comerica Incorporated

	March 31,	December 31,	March 31,
(in millions, except share data)	2017	2016	2016

ASSETS
Cash and due from subsidiary bank	$817	$761	$5
Short-term investments with subsidiary bank	—	—	546
Other short-term investments	89	87	84
Investment in subsidiaries, principally banks	7,633	7,561	7,612
Premises and equipment	—	2	2
Other assets	159	150	172
Total assets	$8,698	$8,561	$8,421

LIABILITIES AND SHAREHOLDERS' EQUITY
Medium- and long-term debt	$603	$604	$626
Other liabilities	165	161	151
Total liabilities	768	765	777

Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 228,164,824 shares	1,141	1,141	1,141
Capital surplus	2,106	2,135	2,158
Accumulated other comprehensive loss	(379)	(383)	(328)
Retained earnings	7,431	7,331	7,097
Less cost of common stock in treasury - 50,732,795 shares at 3/31/17, 52,851,156 shares at 12/31/16 and 53,086,733 shares at 3/31/16	(2,369)	(2,428)	(2,424)
Total shareholders' equity	7,930	7,796	7,644
Total liabilities and shareholders' equity	$8,698	$8,561	$8,421

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (unaudited)
Comerica Incorporated and Subsidiaries

				Accumulated
	Common Stock			Other			Total
	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders'
(in millions, except per share data)	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2015	175.7	$1,141	$2,173	$(429)	$7,084	$(2,409)	$7,560
Net income	—	—	—	—	60	—	60
Other comprehensive income, net of tax	—	—	—	101	—	—	101
Cash dividends declared on common stock ($0.21 per share)	—	—	—	—	(37)	—	(37)
Purchase of common stock	(1.4)	—	—	—	—	(49)	(49)
Net issuance of common stock under employee stock plans	0.8	—	(35)	—	(10)	34	(11)
Share-based compensation	—	—	20	—	—	—	20
BALANCE AT MARCH 31, 2016	175.1	$1,141	$2,158	$(328)	$7,097	$(2,424)	$7,644

BALANCE AT DECEMBER 31, 2016	175.3	$1,141	$2,135	$(383)	$7,331	$(2,428)	$7,796
Cumulative effect of change in accounting principle	—	—	3	—	(2)	—	1
Net income	—	—	—	—	202	—	202
Other comprehensive income, net of tax	—	—	—	4	—	—	4
Cash dividends declared on common stock ($0.23 per share)	—	—	—	—	(42)	—	(42)
Purchase of common stock	(1.7)	—	—	—	—	(118)	(118)
Net issuance of common stock under employee stock plans	2.3	—	(25)	—	(14)	108	69
Net issuance of common stock for warrants	1.5	—	(24)	—	(44)	68	—
Share-based compensation	—	—	18	—	—	—	18
Other	—	—	(1)	—	—	1	—
BALANCE AT MARCH 31, 2017	177.4	$1,141	$2,106	$(379)	$7,431	$(2,369)	$7,930

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)	Business	Retail	Wealth
Three Months Ended March 31, 2017	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$332	$160	$41	$(71)	$8	$470
Provision for credit losses	10	12	(1)	—	(5)	16
Noninterest income	144	48	64	11	4	271
Noninterest expenses	197	179	70	(1)	12	457
Provision (benefit) for income taxes	92	6	13	(24)	(21)	66
Net income (loss)	$177	$11	$23	$(35)	$26	$202
Net credit-related charge-offs (recoveries)	$30	$5	$(2)	$—	$—	$33

Selected average balances:
Assets	$38,091	$6,525	$5,406	$13,944	$7,853	$71,819
Loans	36,754	5,895	5,251	—	—	47,900
Deposits	29,648	23,795	3,978	142	216	57,779

Statistical data:
Return on average assets (a)	1.87%	0.17%	1.69%	N/M	N/M	1.14%
Efficiency ratio (b)	41.33	86.00	67.17	N/M	N/M	61.63

	Business	Retail	Wealth
Three Months Ended December 31, 2016	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$354	$155	$41	$(101)	$6	$455
Provision for credit losses	17	22	(1)	—	(3)	35
Noninterest income	146	48	62	10	1	267
Noninterest expenses	196	188	72	(1)	6	461
Provision (benefit) for income taxes	82	(3)	10	(30)	3	62
Net income (loss)	$205	$(4)	$22	$(60)	$1	$164
Net credit-related charge-offs (recoveries)	$33	$5	$(2)	$—	$—	$36

Selected average balances:
Assets	$39,220	$6,559	$5,268	$14,109	$8,970	$74,126
Loans	37,893	5,906	5,116	—	—	48,915
Deposits	31,221	23,915	4,092	107	310	59,645

Statistical data:
Return on average assets (a)	2.09%	(0.07)%	1.68%	N/M	N/M	0.88%
Efficiency ratio (b)	39.15	91.54	70.03	N/M	N/M	63.58

	Business	Retail	Wealth
Three Months Ended March 31, 2016	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense)	$357	$155	$43	$(113)	$5	$447
Provision for credit losses	151	3	(5)	—	(1)	148
Noninterest income	136	44	58	11	(5)	244
Noninterest expenses	206	180	73	(1)	—	458
Provision (benefit) for income taxes	44	5	12	(38)	2	25
Net income (loss)	$92	$11	$21	$(63)	$(1)	$60
Net credit-related charge-offs (recoveries)	$57	$2	$(1)	$—	$—	$58

Selected average balances:
Assets	$39,166	$6,544	$5,162	$13,789	$4,567	$69,228
Loans	37,561	5,867	4,964	—	—	48,392
Deposits	29,114	23,111	4,171	96	216	56,708

Statistical data:
Return on average assets (a)	0.94%	0.18%	1.66%	N/M	N/M	0.35%
Efficiency ratio (b)	41.81	89.24	72.00	N/M	N/M	65.99

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains.
N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)
Comerica Incorporated and Subsidiaries

(dollar amounts in millions)				Other	Finance
Three Months Ended March 31, 2017	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$170	$171	$113	$79	$(63)	$470
Provision for credit losses	(2)	21	(9)	11	(5)	16
Noninterest income	83	41	32	100	15	271
Noninterest expenses	150	96	94	106	11	457
Provision (benefit) for income taxes	37	36	22	16	(45)	66
Net income (loss)	$68	$59	$38	$46	$(9)	$202
Net credit-related charge-offs (recoveries)	$(3)	$10	$22	$4	$—	$33

Selected average balances:
Assets	$13,413	$17,799	$10,555	$8,255	$21,797	$71,819
Loans	12,746	17,520	10,111	7,523	—	47,900
Deposits	22,184	17,209	10,113	7,915	358	57,779

Statistical data:
Return on average assets (a)	1.19%	1.30%	1.34%	2.10%	N/M	1.14%
Efficiency ratio (b)	59.17	45.35	64.78	59.31	N/M	61.63

				Other	Finance
Three Months Ended December 31, 2016	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$166	$181	$115	$88	$(95)	$455
Provision for credit losses	—	12	26	—	(3)	35
Noninterest income	81	41	34	100	11	267
Noninterest expenses	149	101	92	114	5	461
Provision (benefit) for income taxes	29	35	9	16	(27)	62
Net income (loss)	$69	$74	$22	$58	$(59)	$164
Net credit-related charge-offs	$3	$1	$30	$2	$—	$36

Selected average balances:
Assets	$13,175	$17,946	$10,810	$9,116	$23,079	$74,126
Loans	12,538	17,666	10,381	8,330	—	48,915
Deposits	22,030	18,359	10,386	8,453	417	59,645

Statistical data:
Return on average assets (a)	1.22%	1.52%	0.73%	2.49%	N/M	0.88%
Efficiency ratio (b)	59.83	45.38	61.71	60.39	N/M	63.58

				Other	Finance
Three Months Ended March 31, 2016	Michigan	California	Texas	Markets	& Other	Total
Earnings summary:
Net interest income (expense)	$174	$175	$121	$85	$(108)	$447
Provision for credit losses	(6)	(6)	169	(8)	(1)	148
Noninterest income	76	38	30	94	6	244
Noninterest expenses	151	104	100	104	(1)	458
Provision (benefit) for income taxes	35	43	(41)	24	(36)	25
Net income (loss)	$70	$72	$(77)	$59	$(64)	$60
Net credit-related charge-offs (recoveries)	$5	$8	$47	$(2)	$—	$58

Selected average balances:
Assets	$13,402	$17,541	$11,295	$8,634	$18,356	$69,228
Loans	12,774	17,283	10,763	7,572	—	48,392
Deposits	21,696	16,654	10,374	7,672	312	56,708

Statistical data:
Return on average assets (a)	1.24%	1.63%	(2.58)%	2.68%	N/M	0.35%
Efficiency ratio (b)	59.88	48.57	66.10	58.06	N/M	65.99

(a)	Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b)	Noninterest expenses as a percentage of the sum of net interest income (fully taxable equivalent basis) and noninterest income excluding net securities gains.
N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)
Comerica Incorporated and Subsidiaries

	March 31,	December 31,	September 30,	June 30,	March 31,
(dollar amounts in millions)	2017	2016	2016	2016	2016

Tangible Common Equity Ratio:
Common shareholders' equity	$7,930	$7,796	$7,727	$7,694	$7,644
Less:
Goodwill	635	635	635	635	635
Other intangible assets	10	10	11	12	13
Tangible common equity	$7,285	$7,151	$7,081	$7,047	$6,996

Total assets	$72,976	$72,978	$74,124	$71,280	$69,007
Less:
Goodwill	635	635	635	635	635
Other intangible assets	10	10	11	12	13
Tangible assets	$72,331	$72,333	$73,478	$70,633	$68,359

Common equity ratio	10.87%	10.68%	10.42%	10.79%	11.08%
Tangible common equity ratio	10.07	9.89	9.64	9.98	10.23

Tangible Common Equity per Share of Common Stock:
Common shareholders' equity	$7,930	$7,796	$7,727	$7,694	$7,644
Tangible common equity	7,285	7,151	7,081	7,047	6,996

Shares of common stock outstanding (in millions)	177	175	172	174	175

Common shareholders' equity per share of common stock	$44.69	$44.47	$44.91	$44.24	$43.66
Tangible common equity per share of common stock	41.05	40.79	41.15	40.52	39.96

The tangible common equity ratio removes preferred stock and the effect of intangible assets from capital and the effect of intangible assets from total assets. Tangible common equity per share of common stock removes the effect of intangible assets from common shareholders equity per share of common stock. Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaluate the adequacy of common equity and to compare against other companies in the industry.